For Immediate Release

Document Security Systems Announces the German
Federal Patent Court Confirms Patent Validity

ROCHESTER, NY, March 27, 2007 - Document Security Systems, Inc. (AMEX: DMC) (“DSS”), a leader in proven, patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, announced today that the German Federal Patent Court (Bundespatentgericht) in Munich, Germany, ruled that the Company’s European Patent No 0455750B1 (the “Patent”) is a valid patent in Germany. The judgment is the outcome of a one-day hearing, which was held earlier today.

On August 1, 2005, DSS filed a patent infringement suit in the European Court of First Instance against the European Central Bank alleging that the Euro banknotes produced by the European Central Bank (“ECB”) infringe DSS's European Patent No 0455750B1 (the “Patent”). On March 24, 2006, DSS received notice that the ECB had filed a claim to invalidity with the German Federal Patent Court. DSS had received notice on March 24, 2006, of separate counterclaim lawsuits in the United Kingdom and Luxembourg patent courts seeking the invalidation of the Patent. Claims to invalidity, largely in the same form, were also subsequently served in the Netherlands, Austria, Italy, Spain, Belgium and France.

Patrick White, Chairman and CEO of Document Security Systems, commented, “This is a major victory for our shareholders as it substantiates the power of our intellectual property portfolio. We thank the Bundespatentgericht, which resides in the home country of the European Central Bank, for its efforts in this complex case, and we also appreciate the work of our attorneys, McDermott Will & Emery and Becker - Kurig - Straus. Yesterday, the English High Court ruled that the patent was invalid in the UK due to added subject matter. We will immediately initiate an appeal to have this ruling revoked, as a result of the German Federal Patent Court’s decision. Our Patent has been deemed valid and we will be able to proceed with the infringement phase of our lawsuit against the ECB, despite decisions to the contrary regarding validity of the Patent in other national courts.”

Mr. White added, “With the confirmation by the German Federal Patent Court of our Patent’s validity, we hope to work with all European Union nations and their security printers to identify opportunities for partnerships that will ensure optimum security for the protection of their negotiable instruments, including with our newer and more effective technologies.”

This ruling also will enable DSS to pursue infringement claims of the Patent against security printers and software developers of the various bank notes printed not only in Germany, but also those notes printed in other European countries that are used in Germany.

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Mr. White concluded, “We are pleased with this win, however, it is important to note that we have greatly improved upon the technology covered by this Patent since its issuance in 1991. Our suite of technologically more sophisticated products can significantly upgrade protection against modern counterfeiters. We will continue to drive our research and development efforts to provide customized solutions for companies and organizations around the world.”

About Document Security Systems, Inc.

A rapidly growing security technology company, Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The Company’s nine patents and 19 patents-pending covering over 30 technologies and products protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions, expected future developments and other factors which the Company believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

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